                                                                     EXHIBIT 4.1

                                THIRD AMENDMENT

     Third Amendment, dated as of June 30, 1999 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of December 22, 1997 (as heretofore and hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Imperial Sugar Company, formerly known as Imperial Holly Corporation (the "Borrower"), the several Lenders ("Lenders") from time to time parties thereto, Lehman Commercial Paper, Inc., as Syndication Agent, Lehman Brothers Inc., as Arranger and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent.

                                  WITNESSETH

     Whereas, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement;

     Whereas, the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein;

     Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

     Section 2.  Amendments to the Credit Agreement.

     (a) The definitions of the terms "Consolidated EBITDA" and "Consolidated Interest Expense" appearing in Section 1.1 of the Credit Agreement shall be amended to read as follows:

          "Consolidated EBITDA": for any period, the sum of the SPV Interest Expense for such period plus Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges other than amounts expensed during such period attributable to Capitalized Refurbishment Expenditures, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business but excluding, for any period, up to $5,000,000 in gain from sales during such four quarter period of the Borrower's portfolio of marketable securities) and (c) any other non-cash income, all as determined on a consolidated basis.

          "Consolidated Interest Expense": for any period, the sum of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the SPV Interest Expense for such period.

     (b) Section 1.1 of the Credit Agreement is hereby further amended by inserting therein in proper alphabetical order the following new definitions:

          "Permitted Sellers": shall mean the Borrower and its Wholly Owned Subsidiaries.

          "Receivables":  the assets described on Exhibit A.

          "Receivables Securitization Program": a securitization program which provides for the sale by the Permitted Sellers, without recourse, of their Receivables for a cash consideration of not less than 70% of the unpaid value of such Receivable; provided that the Net Cash Proceeds of the initial sale of Receivables pursuant to the Receivables Securitization Program shall be no less than $95,000,000.

          "SPV Interest Expense": for any period the sum of total cash interest expense of the SPV for such period with respect to all Indebtedness of the SPV plus all discounts of the sale price of Receivables (or any interest therein) sold by the SPV pursuant to the Receivables Securitization Program.

          "SPV": a Wholly Owned Subsidiary of the Borrower or any of its Subsidiaries created for the sole purpose of purchasing Receivables from the Permitted Sellers as part of the Receivables Securitization Program.

     (c) Section 2.12(a) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

          ; provided that nothing contained in this Section 2.12(a) shall obligate the SPV to make any prepayment of any Loans under this Agreement.

     (d) Section 2.12(b) of the Credit Agreement is hereby amended by adding the following clauses immediately before the period at the end of the first sentence thereof:

          (iii) the Net Cash Proceeds received by the Permitted Sellers from the SPV in an aggregate amount of $95,000,000 of the initial sale of Receivables as part of the Receivables Securitization Program shall be applied to the prepayment of the Tranche A Term Loans and Tranche B Term Loans and the permanent reduction of the Revolving Credit Commitments pro rata based upon the outstanding principal amount of the Tranche A Term Loan and Tranche B Term Loans and the aggregate amount of the Revolving Credit Commitments, (iv) the Net Cash Proceeds in excess of $95,000,000 of the initial sale of Receivables as part of the Receivables Securitization Program shall be applied to the prepayment of Revolving Credit Loans, and
     (v) proceeds from any subsequent sales of Receivables pursuant to the Receivables Securitization Program shall be used for working capital purposes.

     (e) The first sentence of Section 2.12(d) shall be amended by adding the phrase "Except as otherwise provided in Section 2.12(b)(iii), (iv), and (v)" at the beginning thereof.

     (f) Section 2.18(d) is hereby amended to add the following sentence to the end of Subsection (d) of said Section:

            Notwithstanding the foregoing, no Tranche B Term Loan Lender shall have the right to decline any mandatory prepayment of the Tranche B Term Loans of such Lender required by Section 2.12(b)(iii).

     (g)  Section 6.10 of the Credit Agreement is hereby amended as follows:

            (i) The following clause (z) shall be inserted prior to the end of the parenthetical within Section (a) of said Section 6.10:

            and (z) any Property of the SPV, including without limitation any Receivables of the Permitted Sellers sold, assigned or transferred to the SPV in connection with the Receivables Securitization Program.

            (ii) The following language shall be added to the end of the first sentence of Subsection (c) of said Section 6.10:

            ;provided that the provisions of the foregoing clause (iii) shall not apply to the SPV so long as the Borrower and its Subsidiaries, as the case may be, comply with the remaining provisions of this Subsection (c) with respect to the SPV including, without limitation, by granting to the Collateral Agent, for the benefit of the Agents and the Lenders a first priority security interest in all capital stock of the SPV and all promissory notes and other instruments issued or otherwise given to the Borrower and its Subsidiaries by the SPV.

            (iii) The following language shall be added to said Section 6.10 as subsection (f) thereof:

                  (f) Notwithstanding any provision of this Section 6.10 to the contrary, in no event shall the SPV have any obligation to grant any Lien upon any of its Property to the Administrative Agent, the Collateral Agent or the Lenders.

     (h) Section 7.1(c) of the Credit Agreement is hereby amended by deleting the number 1.30 therein, and substituted in lieu thereof 1.10.

     (i) Section 7.1 of the Credit Agreement is hereby amended by adding the following provision to said Section 7.1 as Subsection (g) thereof:

             (g) Notwithstanding any provision of this Section 7.1 to the contrary, in no event shall the Borrower or any of its Subsidiaries have any obligation (direct or indirect) to (i) subscribe for additional shares of equity interests of the SPV, or (ii) maintain or preserve the SPV's financial condition or to cause the SPV to achieve any specified levels of operating results.

     (j) Section 7.2 of the Credit Agreement is hereby amended by inserting therein the following new Section (o):

             (o) Indebtedness of the Permitted Sellers pursuant to the Receivables Securitization Program.

     (k) Section 7.3 of the Credit Agreement is hereby amended by inserting therein the following new Section (p):

             (p) the interest of any purchaser or investor of the Permitted Sellers' Receivables purchased or any lien or encumbrance securing Indebtedness of the SPV to an investor under the Receivables Securitization Program in such Receivables.

     (l) Section 7.5 of the Credit Agreement is hereby amended by adding the following provision to the end of said section as subsection (j) thereof:

             (j) the Disposition by the Permitted Sellers of all or substantially all of its Receivables pursuant to the Receivables Securitization Program, provided that the maximum amount of the Receivables Securitization Program shall not exceed $110,000,000 at any time.

     (m) Section 7.8 of The Credit Agreement is hereby amended by inserting therein the following new Section (o) at the end of said Section 7.8:

             (o) an initial capital contribution to the SPV in an amount not to exceed an amount equal to 20% of the amount of the Receivables Securitization Program, and investments, if any, arising from the sale of Receivables at a discount pursuant to the Receivables Securitization Program.

     (n) The following language shall be added to the end of the last sentence of Section 7.10 of the Credit Agreement:

            and the foregoing shall not prohibit the sale of all or substantially all of the Permitted Sellers' Receivables, or any undivided interest therein, pursuant to the Receivables Securitization Program.

     (o) Section 7.13 of the Credit Agreement is hereby amended by inserting the following new Section (d):

            , and (d) the foregoing shall not apply to restrictions on the transfer or encumbrance by the SPV of any Property, including without limitation Receivables, owned by it contained in the documentation for the Receivables Securitization Program.

     (p) Section 7.14 of the Credit Agreement is hereby amended by adding the following provision at the end thereof:

            , and (iv) any restriction with respect to the SPV or any of its property.

     (q) Section 8 of the Credit Agreement is hereby amended by inserting the following provision as subsection (m) thereof:

            (m) The initial sale of Receivables pursuant to the Receivables Securitization Program shall not have occurred on or before August 30, 1999.

     (r) Section 7 of the Credit Agreement shall be amended by adding the following provision thereto as Section 7.16:

            Section 7.16. The SPV. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the SPV is not obligated to guaranty or otherwise directly or indirectly provide credit support (including granting lien on any of its assets) for any Indebtedness of the Company or any of its Subsidiaries or Affiliates.

     (s) Annex A to the Credit Agreement is hereby replaced by Annex A attached to this Amendment.

     (t) The Required Lenders hereby waive the requirements of Sections 7.1(a) and 7.1(b) of the Credit Agreement as of June 30, 1999. This waiver is limited to the matters set forth herein, and the Borrower remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, in Sections 7.1(a) and 7.1(b) of the Credit Agreement, as though this waiver had never been granted.

     Section 3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the "Effective Date") upon satisfaction of the following conditions precedent:

     (a) The execution and delivery of this Amendment by a duly authorized officer of each of the Borrower, the Agents and the Required Lenders, and in the case of the amendment to Section 2.18, the Majority Facility Lenders of the Tranche B Term Loans;

     (b) Payment of an amendment fee of 25 basis points on each Lender's existing Commitment or, with respect to the Term Lenders, the outstanding principal amount of their Term Loans, to those Lenders that have approved the Amendment on or prior to June 30, 1999.

     Section 4. Representation and Warranties. The Borrower represents and warrants to each Agent and each Lender that as of the Effective Date, before and after giving effect to this Amendment: (i) no Default or Event of Default has occurred and is continuing; (ii) the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date); and (iii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     Section 5. Continuing Effect of Credit Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Agents or the Lenders except as expressly stated herein. Except as expressly consented to hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     Section 6. Expenses. The Borrower agrees to pay and reimburse the Agents for all of their reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

     Section 7. Release of Liens. Upon notice to the Agent, and to the Collateral Agent under the Amended and Restated Guarantee and Collateral Agreement, dated December 22, 1997 (the "Security Agreement"), that any Permitted Seller intends to sell, transfer or assign Receivables to the SPV in connection with the Receivables Securitization Program, the Agent agrees to instruct the Collateral Agent to release the Liens of the Collateral Agent on behalf of the Lenders on such Receivables, created under the Security Agreement, and to take all such action as the Borrower reasonably deems necessary to effectuate the foregoing; provided that, Net Cash Proceeds of such sale, transfer or assignment shall be promptly delivered to the Agent for the benefit of the Lenders to the extent, if any, required under Section 2.12(b), as amended hereunder. As of the date first written above, each Lender hereby releases the Liens of the Collateral Agent on the property described on Exhibit A and the Collateral Agent is instructed to, and hereby agrees to, execute UCC financing statements to effectuate the foregoing for the necessary jurisdictions and to take all such further action as the Borrower reasonably deems necessary to effectuate this release.

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

     Section 9. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     In Witness Whereof, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                 Imperial Sugar Company


                                 By: /s/ Mary L. Burke
                                     -----------------------------------------
                                 Name: Mary L. Burke
                                       ---------------------------------------
                                 Title: Chief Financial Officer
                                        --------------------------------------

                                 Lehman Commercial Paper, Inc., as
                                   Syndication Agent and as a Lender


                                 By: /s/ Michael E. O'Brien
                                     -----------------------------------------
                                 Name: Michael E. O'Brien
                                       ---------------------------------------
                                 Title: Authorized Signatory
                                        --------------------------------------

                                 Harris Trust and Savings Bank, as
                                   Administrative Agent, Collateral Agent,
                                   Issuing Lender and as a Lender


                                 By: /s/ Dianna D. Carr
                                     -----------------------------------------
                                 Name: Dianna D. Carr
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                                 Wachovia Bank, N.A.


                                 By: /s/ W. Tompkins Rison, Jr.
                                     -----------------------------------------
                                 Name: W. Tompkins Rison, Jr.
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                                 Union Bank of California, N.A.


                                 By: /s/ Hagof Y. Jazmadarian
                                     -----------------------------------------
                                 Name: Hagof Y. Jazmadarian
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                               US Bancorp AG Credit, Inc.


                               By: /s/ Sandra A. Shiver
                                   -----------------------------------------
                               Name: Sandra A. Shiver
                                     ---------------------------------------
                               Title: Vice President
                                      --------------------------------------

                               The Bank of New York


                               By: /s/ Helen L. Sarro
                                   -----------------------------------------
                               Name: Helen L. Sarro
                                     ---------------------------------------
                               Title: Vice President
                                      --------------------------------------


                               Cooperatieve Centrale Raiffeisen-Boerenleenban
                                 B.A., "Rabobank Nederland" New York Branch


                               By: /s/ W. Jeffrey Vollack
                                   -----------------------------------------
                               Name: W. Jeffrey Vollack
                                     ---------------------------------------
                               Title: Executive Credit Officer
                                      --------------------------------------
                                      Senior Vice President
                                      --------------------------------------

                               By: /s/ Ellen A. Polansky
                                   -----------------------------------------
                               Name: Ellen A. Polansky
                                     ---------------------------------------
                               Title: Vice President
                                      --------------------------------------


                               St. Paul Bank for Cooperatives


                               By: /s/ Marvin L. Lindo
                                   -----------------------------------------
                               Name: Marvin L. Lindo
                                     ---------------------------------------
                               Title: Senior Vice President
                                      --------------------------------------


                               Frost National Bank


                               By: /s/ W. Glenn Thomas
                                   -----------------------------------------
                               Name: W. Glenn Thomas
                                     ---------------------------------------
                               Title: Senior Vice President
                                      --------------------------------------

                                 Credit Agricole Indosuez


                                 By: /s/ Katherine L. Abbott
                                     -----------------------------------------
                                 Name: Katherine L. Abbott
                                       ---------------------------------------
                                 Title: First Vice President - Managing Director
                                        --------------------------------------

                                 By: /s/ Bradley C. Peterson
                                     -----------------------------------------
                                 Name: Bradley C. Peterson
                                       ---------------------------------------
                                 Title: Vice President, Manager
                                        --------------------------------------

                                 Wells Fargo Bank (Texas), N.A.


                                 By: /s/ A.L. Davenport
                                     -----------------------------------------
                                 Name: A.L. Davenport
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                                 Balanced High Yield Fund I Ltd.,

                                 By:  BHF-Bankaktiengesellschaft, acting
                                   through its New York Branch

                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------


                                 GCB Investment Portfolio


                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------

                                 Metropolitan Life Insurance Company


                                 By: /s/ Thomas W. Jendrock
                                     -----------------------------------------
                                 Name: Thomas W. Jendrock
                                       ---------------------------------------
                                 Title: Director
                                        --------------------------------------

                                 Monumental Life Insurance Company
                                 (Formerly, Peoples Security Life Insurance)


                                 By: /s/ Frederick B. Howard
                                     -----------------------------------------
                                 Name: Frederick B. Howard
                                       ---------------------------------------
                                 Title: Vice President - Investments
                                        --------------------------------------


                                 Balanced High Yield Fund I Ltd.
                                 by: BHF (USA) Capital Corporation
                                 acting as attorney-in-fact


                                 By: /s/ Geoffrey C. Gwin
                                     -----------------------------------------
                                 Name: Geoffrey C. Gwin
                                       ---------------------------------------
                                 Title: AVP
                                        --------------------------------------

                                 By: /s/ C.J. Corradino
                                     -----------------------------------------
                                 Name: C.J. Corradino
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                                 The Travelers Insurance Co.


                                 By: /s/ Teresa M. Torrey
                                     -----------------------------------------
                                 Name: Teresa M. Torrey
                                       ---------------------------------------
                                 Title: Second Vice President
                                        --------------------------------------


                                 Van Kampen CLOI, Ltd.


                                 By: /s/ Jeffrey W. Mallet
                                     -----------------------------------------
                                 Name: Jeffrey W. Mallet
                                       ---------------------------------------
                                 Title: Senior Vice President & Director
                                        --------------------------------------


                                 Pilgrim American Prime Rate Trust

                                 By: /s/ Michel Prince
                                     -----------------------------------------
                                 Name: Michel Prince, CEA
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------


                                 Merrill Lynch Debt Strategies Portfolio
                                 By: Merrill Lynch Asset Management L.P.,
                                 as Investment Advisor

                                 By: /s/ George D. Pelose
                                     -----------------------------------------
                                 Name: George D. Pelose
                                       ---------------------------------------
                                 Title: Authorized Signatory
                                        --------------------------------------


                                 Merrill Lynch Senior Floating Rate Fund, Inc.


                                 By: /s/ George D. Pelose
                                     -----------------------------------------
                                 Name: George D. Pelose
                                       ---------------------------------------
                                 Title: Authorized Signatory
                                        --------------------------------------


                                 Merrill Lynch Income Strategies


                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------


                                 MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                                 INCOME STRATEGIES PORTFOLIO
                                 By: Merrill Lynch Asset Management, L.P.,
                                     as Investment Advisor

                                 By: /s/ George D. Pelose
                                     -----------------------------------------
                                 Name: George D. Pelose
                                       ---------------------------------------
                                 Title: Authorized Signatory
                                        --------------------------------------

                                 Putnam Diversified Income Trust

                                 By: /s/ John R. Verani
                                     -----------------------------------------
                                 Name: John R. Verani
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------

                                 Putnam Variable Trust - Putnam High Yield Fund

                                 By: /s/ John R. Verani
                                     -----------------------------------------
                                 Name: John R. Verani
                                       ---------------------------------------
                                 Title: Vice President
                                        --------------------------------------


                                 Putnam Investments


                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------


                                 The Toronto Dominion Bank


                                 By:__________________________________________
                                 Name:________________________________________
                                 Title:_______________________________________

                                 Pamco Cayman Ltd.
                                 By:  Highland Capital Management, L.P., as
                                      Collateral Management


                                 By: /s/ Todd Travers
                                     -----------------------------------------
                                 Name: Todd Travers
                                       ---------------------------------------
                                 Title: Senior Portfolio Manager
                                        --------------------------------------


                                 Balanced High Yield Fund


                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------


                                 Van Kampen CLO II, Ltd.


                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------


                                 VAN KAMPEN CLO II LIMITED
                                 By: Van Kampen Management, Inc.
                                 as Collateral Manager


                                 By: /s/ Jeffrey W. Mallet
                                     -----------------------------------------
                                 Name: Jeffrey W. Mallet
                                       ---------------------------------------
                                 Title: Senior Vice President & Director
                                        --------------------------------------




                                 Black Diamond CLO 1998 - 1 Ltd.


                                 By: /s/
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title: Principal
                                        --------------------------------------


                                 KZH Sterling LLC


                                 By: /s/ Peter Chin
                                     -----------------------------------------
                                 Name: Peter Chin
                                       ---------------------------------------
                                 Title: Authorized Agent
                                        --------------------------------------

                                 EXHIBIT A

                              Receivables Defined

     The term "Receivables" means all right, title and interest of the Permitted Sellers in and to (but none of the obligations under) all of the following, whether now or hereafter existing (herein called the "Contributed Receivables"):

          (a) all Receivables of the Permitted Sellers;

          (b) all Related Security with respect to such Receivables;

          (c) all monies due or to become due with respect to any of the foregoing;

          (d) all books and records related to any of the foregoing; and

          (e) all proceeds thereof (as defined in the applicable UCC) including without limitation, all funds which either are received by the Permitted Sellers, the SPV or the Servicer, from or on behalf of the Obligors in payment of any amounts owed (including without limitation, finance charges, interest and all other charges) in respect of any Receivables, or are applied to such amounts owed by the Obligors (including without limitation, insurance payments, if any, that the Permitted Sellers or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable).

     As used herein, the following terms shall have the following meanings:

          "Contracts" means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, invoices, notes, or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

          "Obligor" means, with respect to any Receivable the Person obligated to make payments pursuant to the Contract relating to such Receivable.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Receivable" means any indebtedness and other obligations owed to the Permitted Sellers or the SPV or any right of the Permitted Sellers or the SPV to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument, or general intangible, arising in connection with the sale of goods or the rendering of services by the Permitted Sellers or the SPV, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from an other transaction.

          "Related Security" means, with respect to any Receivable:

               (i) all of the SPV's interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by an Obligor relating thereto; and

               (iii) all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

          "Servicer" means Imperial Distributing, Inc., as initial Servicer together with its successors and permitted assigns in such capacity.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                                                                      Annex A

                   PRICING GRID FOR REVOLVING CREDIT LOANS,
                    SWING LINE LOANS, AND COMMITMENT FEES

------------------------------------------------------------------------------------------------------------
 Consolidated                 Applicable Margin             Applicable Margin
Total Leverage                   for Eurodollar               for Base Rate              Commitment
    Ratio                            Loans                        Loans                   Fee Rate
------------------------------------------------------------------------------------------------------------
Greater than or equal         2.00%                         1.00%                        0.375%
to 4.00 to 1.00
------------------------------------------------------------------------------------------------------------
Less than 4.00 to 1.00        1.75%                         0.75%                        0.375%
but greater than or
equal to 3.50 to 1.00
------------------------------------------------------------------------------------------------------------
Less than 3.50 to 1.00        1.50%                         0.50%                        0.375%
but greater than or
equal to 3.00 to 1.00
------------------------------------------------------------------------------------------------------------
Less than 3.00 to 1.00        1.25%                         0.25%                        0.250%
------------------------------------------------------------------------------------------------------------

                                         PRICING GRID FOR TRANCHE A TERM LOANS

                    -----------------------------------------------------------------------------------
                     Consolidated                 Applicable Margin             Applicable Margin
                    Total Leverage                  for Eurodollar                for Base Rate
                        Ratio                           Loans                         Loans
                    -----------------------------------------------------------------------------------
                    Greater than or equal               2.50%                         1.25%
                    to 4.00 to 1.00
                    -----------------------------------------------------------------------------------
                    Less than 4.00 to 1.00              2.25%                         1.00%
                    but greater than or
                    equal to 3.50 to 1.00
                    -----------------------------------------------------------------------------------
                    Less than 3.50 to 1.00              2.00%                         0.75%
                    but greater than or
                    equal to 3.00 to 1.00
                    -----------------------------------------------------------------------------------
                    Less than 3.00 to 1.00              1.75%                         0.50%
                    -----------------------------------------------------------------------------------

                                        PRICING GRID FOR
                                      TRANCHE B TERM LOANS

------------------------------------------------------------------------------------------------------------

              Applicable Margin                                  Applicable Margin
            for Eurodollar Loans                                for Base Rate Loans
------------------------------------------------------------------------------------------------------------
                  3.00%                                                 2.00%
============================================================================================================

     Changes in the Applicable Margin with respect to Tranche A Term Loans, Revolving Credit Loans, Swing Line Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 100th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.00 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.00 to 1.00. Each determination of the Consolidated Total Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                      -3-